UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 16, 2017

(Date of Report: Date of earliest event reported)

NU-MED PLUS, INC.

(Exact name of registrant as specified in its charter)

Utah	000-54808	45-3672530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

455 East 500 South, Suite 203, Salt Lake City, Utah 84111

 (Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code: (801) 746-3570

__________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 8.01 Other Events.

On March 16, 2017, the Company filed a complaint against a former Consultant and Officer related to consulting agreements and the return of unearned shares.  On December 11, 2017, an order of dismissal was approved on litigation involving NU-MED Plus, Inc. (the "Company").  Pursuant to the terms of a settlement agreement related to the litigation, the Company will be returning to the treasury 499,144 shares of its common stock and the Company along with all parties to the litigation agreed to dismiss all further actions related to the litigation.  This was the only litigation matter the Company was involved in, and as a result of the litigation, the Company was able to return for cancellation 499,144 shares of the Company's common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NU-MED PLUS, INC.

By: /s/ Jeffrey L. Robins

Date: December 14, 2017

      Jeffrey L. Robins, CEO